UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

PACCAR Inc
 (Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 468-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(b). On July 23, 2008 Michael A. Tembreull, 61, Vice Chairman and a Director of PACCAR Inc, announced that he plans to retire from the Company and resign from the Board of Directors effective January 2, 2009 after 38 years with the Company.

Item 502 (c). Thomas E. Plimpton, 59, is elected Vice Chairman of the Company effective September 1, 2008. Mr. Plimpton has served as President of the Company since 2003 and will succeed Mr. Tembreull as principal financial officer upon Mr. Tembreull’s retirement on January 2, 2009.

James G. Cardillo, 59, is elected to succeed Mr. Plimpton as President of the Company effective September 1, 2008. Mr. Cardillo has served as Executive Vice President of the Company from 2006; Senior Vice President from 2004 to 2006 and Vice President from 1999 to 2004.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description
99.1	Press release of July 23, 2008 Regarding Executive Promotions

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date:	July 24, 2008	By:	/s/ D.C. Anderson

D. C. Anderson
Vice President and General Counsel